EXHIBIT 23(b): Consent of Independent Auditor




Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)




Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated February 27, 2003, accompanying the financial statements of SGC Holdings, Inc. on Form SB-2/A for the year ended December 31, 2002 and for the period of December 5, 2001 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of SGC Holdings, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP
-----------------------------
May 12, 2003